                            POST EFFECTIVE AMENDMENT


                                    NO. 1 TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                           --------------------------

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

        (Exact name of registrant as specified in governing instrument)

                              50 Rockefeller Plaza
                            New York, New York 10020
                    (Address of principal executive offices)

                           --------------------------

                               William Polk Carey
                 Corporate Property Associates 14 Incorporated
                              50 Rockefeller Plaza
                            New York, New York 10020
                    (Name and address of agent for services)

                           --------------------------

                                    Copy to:

                          Michael B. Pollack, Esquire
                            Reed Smith Shaw & McClay
                             2500 One Liberty Place
                        Philadelphia, Pennsylvania 19103

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box: /X/

<PAGE 2>

                        CALCULATION OF REGISTRATION FEE

   ---------------------------------------------------------------------------

                                                                   Proposed
                                                 Proposed           Maximum
Title of Securities        Amount Being       Maximum Opening      Aggregate
 Being Registered           Registered        Price Per Share    Offering Price
 ----------------           ----------        ---------------    --------------
    Common Stock           30,000,000             $10.00           $300,000.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

<PAGE 3>

2 of 163

                        CORPORATE PROPERTY ASSOCIATES 14

                                  INCORPORATED

                        SUPPLEMENT DATED MARCH 2, 1998 TO

                       PROSPECTUS DATED NOVEMBER 10, 1997

                         (HEREINAFTER THE "PROSPECTUS")





                            SUMMARY OF THE SUPPLEMENT

                       DESCRIPTION OF PROPERTIES (PAGE 2)

                  This section sets forth information on the Company's investment in a property leased to Etec Systems, Inc.



                         DESCRIPTION OF SHARES (PAGE 4)

                  This section provides information relating to the repurchase of shares by the Company and the Company's transfer agent.



                              THE OFFERING (PAGE 4)

                  This section sets forth information on the sale of Shares.

                  Capitalized terms not defined herein will have the meanings ascribed to them in the Prospectus.

                          DESCRIPTION OF THE PROPERTIES

PROPERTY LEASED TO ETEC SYSTEMS, INC.

                  General

                  On February 3, 1998, a limited liability company (the "LLC"), in which Corporate Property Associates 12 Incorporated ("CPA(R):12") and Corporate Property Associates 14 Incorporated (the "Company") are the sole members, agreed to construct for Etec Systems, Inc. ("Etec") a 129,000 square foot manufacturing facility located on a parcel of land in Hayward, California (the "Etec Facility").

                  Concurrently with the agreement to construct the Etec Facilities by the Company, the LLC entered into a net lease (the "Etec Lease") and Construction Agency Agreement with Etec for the Etec Facility. Under the Construction Agency Agreement, Etec will supervise and manage the construction, installation, and completion of the Etec Facility. After completion of the construction, the Etec Facility is expected to be suitable and adequate for the uses for which it was intended. The cost of the Etec Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

                  CPA(R):12 has a 99.99% interest in the LLC and the Company has a .001% interest. The Company has an option to purchase up to a 49.99% interest in the LLC. CPA(R):12 has the right to require the Company to purchase an interest in the LLC of up to 49.99%, but in no event will the Company be required to invest in excess of 10% of the Gross Offering Proceeds in the LLC.

                  The Etec Facility is part of a larger campus of buildings occupied by Etec. The remainder of the campus (the "Additional Facilities") is owned outright by CPA(R):12 and the Company will not obtain an interest in those properties through an investment in the LLC.

                  PURCHASE TERMS

                  The Company's share of the cost of constructing the Etec Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, will not exceed approximately $24,037,000, an amount less than 49.99% of the leased fee Appraised Value of the Etec Facility. The LLC is obligated to pay an Acquisition Fee of $601,974 to an Affiliate of the Advisor for the Company's share of the investment. The Advisor will receive a Subordinated Acquisition Fee of $480,712, payable over an eight year period, but only if the Company satisfies the Preferred Return.

                  DESCRIPTION OF THE LEASE

                  General

                  The Etec Lease is absolutely net and bondable and in normal financeable form. Etec will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Etec Facility, except for the Etec Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Etec Facility will be adequately covered by insurance.

                  Term

                  The remaining initial term of the Etec Lease expires on May 31, 2004, followed by three five-year renewal terms and one eighth-month renewal term (each, an "Extended Term") which may be exercised at the option of Etec.

                  Rent

                  The initial annual rent ("Basic Rent") for the Etec Facility is (a) to and including June 1, 1999, an amount equal to the product of (a) the LIBOR then in effect stated on an annual basis divided by 12 plus 150 basis points, and (b) commencing on July 1, 1999, monthly payments equal to the equal monthly amortization payment required to pay the cost of the Etec Facility (exclusive of the Acquisition Fee) in full over the remainder of the initial term assuming an interest rate of 7.98% per annum. Additionally, the Etec Lease provides that on March 1, 2001, March 1, 2004, March 1, 2007, March 1, 2010 and March 1, 2013 the Basic Rent then in effect will be increased to reflect percentage increases in the Consumer Price Index over the prior three years capped at 12% for each such three-year period.

                  Right of First Refusal

                  The Etec Lease provides Etec with certain rights of first refusal to purchase the Etec Facility together with the Additional Facilities. If the Company receives an offer between June 1, 2007 and May 31, 2008 for a price equal to the greater of Fair Market Value of the Etec Facility and the CPA(R):12 Facilities or the final cost of the Etec Facility and the CPA(R):12 Facilities plus the applicable Prepayment Premium reduced by principal payments on the Note, Etec shall have the right to match such offer.

                  DESCRIPTION OF FINANCING

                  The Company is seeking financing from Teachers Insurance and Annuity Association of America for a 15 year $30,000,000 mortgage loan (the "Loan") at an initial rate of interest of 6.96% per annum. The Loan shall require the payment of principal and interest based upon an amortization schedule of not less than 20 years.

                  DESCRIPTION OF ETEC SYSTEMS

                  Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer, Grumman, and Micron Technology. Financial Statements of Etec System are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Etec System for the last three years:

                    CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                           YEAR ENDED JULY 31,
                                         1995                          1996                       1997
                                         ----                          ----                       ----
                                                                  (In thousands)

Statement of Operations Data:
Revenue                                  $82,916                         $145,645                 $240,914
Cost of revenue                           47,619                           80,042                  124,287
Gross profit                              35,297                           65,603                  116,627
Operating expenses                        23,894                           44,940                   66,186
Net income                                 9,936                           36,861                   34,439

                         CONSOLIDATED BALANCE SHEET DATA

                                                              AS OF JULY 31,
                                          1995                         1996                       1997
                                          ----                         ----                       ----
                                                              (In thousands)

Balance Sheet Data:
Cash                                       $23,638                      $44,472                      55,975
Working Capital                             23,215                      111,199                     156,303
Total Assets                                85,984                      208,871                     287,543
Long-term debt, less current                16,866                        6,667                         ---
portion
Accumulated deficit                       (71,267)                     (35,484)                     (1,045)
Total stockholders'                       (67,415)                      115,877                     197,641
(deficit) equity


                              DESCRIPTION OF SHARES

                  Redemption of Shares

                  The Prospectus provides certain information relating to the Company's option to redeem shares. For purposes of calculating the price at which the Company may repurchase shares, the Company will first determine the Net Asset Value per Share, which for this purpose shall be

$10 per share until the Company begins having appraisals performed by an independent third party as of December 31, 2001, at which time the Net Asset Value will be based on the determination of such appraiser.

                  Transfer Agent

                  The transfer agent and registrar for the Shares is Resource/Phoenix(R). The transfer agent's address is 2401 Verner Boulevard, San Rafael, CA 94901-5529 and its phone number is (888) 241-3737.

                                  THE OFFERING

                  Through February 28, 1998, the Company has received subscriptions for approximately 1,945,865 shares ($19,458,650). The minimum sales requirement of $15,000,000 was satisfied on February 11, 1998 and the first issuance of shares will occur no later than May 12, 1998.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
                       SUPPLEMENT DATED APRIL 21, 1998 TO
                       PROSPECTUS DATED NOVEMBER 10, 1997
                        AS SUPPLEMENTED ON MARCH 2, 1998
                         (HEREINAFTER THE "PROSPECTUS")

                           SUMMARY OF THE SUPPLEMENT

                     AUDITED FINANCIAL STATEMENTS (PAGE 2)

     This section sets forth the Company's audited financial statements for the period ending December 31, 1997.

                       PRIOR PERFORMANCE TABLES (PAGE 11)

     This section sets forth the Company's prior performance tables representing the historical experience of the CPA(R) Programs through December 31, 1997.

     Capitalized terms not defined herein will have the meanings ascribed to them in the Prospectus.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Corporate Property Associates 14 Incorporated:

     We have audited the accompanying balance sheet of Corporate Property Associates 14 Incorporated as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the period from inception (June 4, 1997) to December 31, 1997. These financial statements are the responsibility of Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor"). Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Advisor, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate Property Associates 14 Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (June 4, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

                                       /s/ COOPERS & LYBRAND L.L.P.

New York, New York
April 13, 1998

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                               ASSETS:
Cash and cash equivalents...................................  $200,000
                                                              --------
Total assets................................................  $200,000
                                                              ========
                             LIABILITIES:
Accounts payable to affiliates..............................  $  4,255
Accounts payable and accrued expenses.......................     8,000
                                                              --------
Total liabilities...........................................    12,255
                                                              --------
Commitments and contingencies
                        SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized, 40,000,000
  shares; issued and outstanding, 20,000 shares at December
  31, 1997..................................................        20
Additional paid-in capital..................................   199,980
Accumulated loss............................................   (12,255)
                                                              --------
Total shareholders' equity..................................   187,745
                                                              --------
Total liabilities and shareholders' equity..................  $200,000
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                            STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                                1997
                                                              --------
Revenues:...................................................  $     --
                                                              --------
Expenses:
General and administrative..................................    12,255
                                                              --------
  Net loss..................................................  $(12,255)
                                                              ========
Basic loss per share........................................  $   (.61)
                                                              ========
Weighted average shares outstanding -- basic................    20,000
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                       STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                               ADDITIONAL
                                                      COMMON    PAID-IN     ACCUMULATED
                                                      STOCK     CAPITAL        LOSS         TOTAL
                                                      ------   ----------   -----------    --------
20,000 Shares issued $.001 Par, at $10 per share....   $20      $199,980                   $200,000
Net loss............................................                         $ 12,255       (12,255)
                                                       ---      --------     --------      --------
Balance at December 31, 1997........................   $20      $199,980     $(12,255)     $187,745
                                                       ===      ========     ========      ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                            STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                                1997
                                                              --------
Cash flows from operating activities:
  Net loss..................................................  $(12,255)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Increase in accounts payable and accrued expenses......     8,000
     Increase in accounts payable to affiliates.............     4,255
                                                              --------
       Net cash provided by operating activities............        --
                                                              --------
Cash flows from financing activities:
  Proceeds from stock issuance..............................   200,000
                                                              --------
       Net cash provided by financing activities............   200,000
                                                              --------
       Net increase in cash and cash equivalents............   200,000
Cash and cash equivalents, beginning of period..............        --
                                                              --------
     Cash and cash equivalents, end of period...............  $200,000
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates will relate to the assessment of recoverability of real estate assets. Actual results could differ from those estimates.

     The assessment of the recoverability of long-lived assets, including residual interests of real estate assets, will be based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value.

  Real Estate Leased to Others:

     Corporate Property Associates 14 Incorporated (the "Company") intends to lease real estate to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The leases will be accounted for under the operating and direct financing methods.

     Operating method -- Real estate is recorded at cost, revenue is recognized on a straight-line basis over the terms of the lease and expenses (including depreciation) are charged to operations as incurred.

     Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

     Depreciation will be computed using the straight-line method over the estimated useful lives of the properties -- 40 years.

     For properties under construction, interest charges will be capitalized rather than expensed and rentals received will be recorded as a reduction of capitalized project (i.e., construction) costs in accordance with Statement of Financial Standard No. 67.

  Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1997, the Company's cash and cash equivalents were held in the custody of one financial institution.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock will be charged to shareholders' equity upon the issuance of shares to shareholders.

  Earnings Per Share:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") which establishes standards for computing and presenting earnings per share. The adoption of SFAS No. 128 had no impact on the Company's financial statements because the Company has a simple capital structure, that is, one with only common

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED stock outstanding. As a result, the Company has presented basic per-share amounts presented in the accompanying statement of operations.

  Federal Income Taxes:

     The Company did not elect to qualify as a real estate investment trust ("REIT") for the year ended December 31, 1997 under the Internal Revenue Code of 1986. The Company intends to elect to qualify as a REIT for 1998. The Company should not be subject to Federal income taxes in future years, provided it distributes at least 95% of its REIT taxable income to its shareholders and meets other conditions necessary to retain REIT status.

2.  ORGANIZATION AND OFFERING:

     The Company was formed on June 4, 1997 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor").

     A maximum of 30,000,000 Shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per Share. Sale of the Shares to the public commenced on December 11, 1997. On April 3, 1998, 2,651,661 Shares were issued for $26,495,178, net of discounts.

     On June 30, 1997, the Advisor purchased 20,000 shares of common stock ("Shares") for $200,000 and became the initial shareholder of the Company.

3.  TRANSACTIONS WITH RELATED PARTIES:

     The Company has entered into an advisory agreement with the Advisor pursuant to which the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative services. The Advisor and certain affiliates will receive substantial fees and compensation in connection with the offering and the operation of the Company as described in the Prospectus of the Company.

     In the future, real property may be acquired by limited partnerships, REITs or other entities formed by affiliates of the Company and, accordingly, transactions with related parties may arise between the Company and affiliated entities.

     The Company's asset management and performance fees payable to the Advisor are each one-half of 1% per annum of Average Invested Assets, as defined in the Prospectus. Until Shareholders have received a cumulative dividend return of 6%, the Advisor will not be entitled to receive the performance fee. At such time as the Advisor is entitled to receive the performance fee, the Advisor will have the option of receiving such fee in cash or restricted shares of the Company. General and administrative expense reimbursement consists primarily of the actual cost of personnel, needed in providing administrative services, necessary to the prudent operation of the Company. No fees or reimbursements were incurred in 1997.

     The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of net income) as defined in the Prospectus. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the independent directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

     Fees are payable for services provided by the Advisor to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees will be deferred and payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% Guidelines.

4.  COMMITMENTS AND CONTINGENCIES:

     The Company will be liable for certain expenses of the offering (the "Offering") described in the Prospectus of the Company, including but not limited to filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering and are presently estimated to aggregate a maximum of $10,500,000 assuming the sale of 30,000,000 Shares. The Company will also be liable for selling commissions of up to $0.65 (6.5%) per Share sold except for any Shares sold to the Advisor, its Affiliates, the selected dealers or any of their employees for their own accounts. The Company will pay a selected dealer fee not to exceed 1% of the price of each Share sold by the selected dealer. The Company will reimburse Carey Financial for expenses (including fees and expenses of its counsel) and for the costs of sales, wholesaling services and information meetings of Carey Financial's employees relating to the Offering. To the extent, if any, that all organization and offering expenses, excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers, exceed 3.5% of the gross proceeds of the Offering, such excess will be paid by the Advisor with no recourse to or reimbursement by the Company.

5.  SUBSEQUENT EVENT:

     In February 1995, Corporate Property Associates 12 Incorporated ("CPA(R):12"), an affiliate, purchased property in Heyward, California and entered into a net lease with Etec Systems, Inc. ("Etec"). In February 1998, CPA(R):12 entered into a series of transactions that included the contribution of the Etec properties to a limited liability company, ET LLC, entering into a commitment and construction agency agreement to fund additional improvements (the "Project II Improvements") of up to $52,356,000 and amending the Etec lease. On April 3, 1998, ET LLC received a commitment for $45,000,000 of limited recourse financing on the Etec properties.

     Under the ET LLC limited liability company agreement, CPA(R):12 and the Company will initially have 99.99% and .01% interests, respectively, in the Project II Improvements with the Company having the commitment to increase its interests in the Project II Improvements to 49.99%. Such increase in the Company's equity interest in ET LLC, however, is limited to 10% of the gross offering proceeds of the Offering.

     The Etec lease, as amended, has an initial term through May 2014 with three five-year renewal terms at Etec's option. After completion of the Project II Improvements, assuming that the entire funding commitment is needed, annual rent applicable to the Project II Improvements will be approximately $5,727,000 with increases every three years based on increases in the Consumer Price Index.

6.  ACCOUNTING PRONOUNCEMENTS:

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 130 is required to be adopted in 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 1997
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1994, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                     CPA(R):10        CIP(TM)           CPA:12
                                                     ---------        -------           ------
Dollar amount offered (net of discounts and
  individual general partner contributions).......  $72,049,908     $141,590,601     $282,740,030
Dollar amount raised..............................         100%             100%             100%
Less offering expenses:
  Selling commissions.............................        6.82%            6.94%            5.79%
  Organization expenses...........................        7.17%            5.31%            4.20%
Reserves (working capital)........................        1.00%            1.00%            1.00%
Percent available for investment in real estate...       85.01%           86.75%           89.01%
Acquisition costs:
  Cash down payments..............................       71.12%           77.44%           60.67%
  Other costs capitalized.........................        0.82%            0.24%            1.75%
  Acquisition fees................................       10.05%            9.03%            5.18%
  Total acquisition costs (includes debt
     financing)...................................      220.44%          195.99%          109.32%
Percent leverage (mortgage financing divided by
  total acquisition costs)........................          63%              56%(1)           38%(1)
Date offering began...............................      6/20/90(2)       8/19/91(3)       2/18/94(4)
Length of offering (in months)....................      12 mos.          24 mos.          43 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering).........      30 mos.          31 mos.              N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remainings shares withdrawn 3/14/96, includes a second offering which commenced 2/2/96.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 1997

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1995. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS.

                                                       CPA(R):1-
                                                       CPA(R):10        CIP(TM)       CPA(R):12
                                                       ---------        -------       ---------
Date offering(s) commenced........................  1/16/79-6/20/90        8/19/91        2/18/94
                                                                                           2/2/96
Dollar amount raised (net of discounts and
  individual general partner contributions).......     $472,763,521   $141,590,601   $282,740,030
Amount paid to sponsor from proceeds of offering:
  Underwriting fees...............................
  Acquisition fees-real estate commissions and
     mortgage placement fees(1)...................          930,000      3,221,556     14,643,362
Other Fees
Dollar amount of cash generated from operations
  before deducting payments to sponsor............      200,060,964     56,059,949     38,101,480
Amount paid to sponsor from operations:
  Property management, leasing and asset
     management fees(2)...........................        7,069,355     10,272,024      4,250,310
  Reimbursements(2)...............................        4,895,829      2,479,593      2,487,388
Other (cash distributions to General
  Partners)(2)....................................        7,854,838             --             --
Dollar amount of property sales and re-financing
  before deducting payments to sponsor(2).........       22,331,086     31,599,220      8,375,000
                                                    ---------------
Amount paid to sponsor from property sales and
  refinancing.....................................      117,592,951

                                   FOOTNOTES

(1) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1995 through December 31, 1997

(2) Represents actual performance or payments for the period from January 1, 1995 through December 31, 1997.

                               TABLE III (1 OF 3)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1979         1980         1981         1982         1983            1984
                                                     ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues.....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties................         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses................................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense..................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation......................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis.......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations................................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale.......................           0            0            0            0       22,180(1)            0
Cash generated from operations(6)..................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales...........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing....................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing.......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less Cash distribution to investors................
 -- from operating cash flow(7)....................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing.....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution......................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less special items.................................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items...................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $23.65       $10.85       $(5.38)      $(7.87)      $(8.60)         $(3.58)
 Capital gain (loss)...............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital..............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales..........................................           0            0            0            0            0               0
 -- Refinancing....................................           0            0            0            0            0               0
 -- Operations.....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                     -----------------------------------------------------------------
                                                        1985         1986            1987         1988         1989
                                                     ----------   ----------      ----------   ----------   ----------
Gross Revenues.....................................  $4,187,199   $3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties................         N/A      (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A      300,000(4)
Less:
 Operating expenses................................     276,287      630,225         766,707      811,685      418,278
 Interest expense..................................   2,254,996    2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation......................................   1,266,962    1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis.......................     388,954     (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations................................     (49,859)  (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale.......................           0      (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(6)..................   1,221,045      736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales...........................           0      500,000(2)            0            0            0
Cash generated from refinancing....................           0            0               0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,221,045    1,238,214       1,078,838    1,908,203    1,964,408
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,504,646    1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing.....................           0            0               0            0            0
Cash generated (deficiency) after cash
 distribution......................................    (283,601)     180,860          15,000       23,455      871,881
Less special items.................................           0            0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................    (283,601)     180,860          15,000       23,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $(2.47)     $(56.21)         $(6.19)      $23.86       $58.16
 Capital gain (loss)...............................           0        (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       19.25            0           52.66        53.20         7.08
 -- Return of capital..............................       55.23        52.24               0            0        47.00
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0
 -- Refinancing....................................           0            0               0            0            0
 -- Operations.....................................       74.48        52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         100%       98.75%          98.75%       98.75%       83.14%

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1990         1991            1992         1993         1994         1995
                                                     ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues.....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties................         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses................................     411,712      298,435         302,200      465,548      666,955      374,238
 Interest expense..................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation......................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis.......................     865,480      989,595       1,057,059    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations................................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale.......................           0       52,204(5)            0            0            0            0
Cash generated from operations(6)..................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales...........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing....................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing.....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution......................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less special items.................................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $59.36       $42.22          $40.24       $54.37       $46.04       $91.13
 Capital gain (loss)...............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital..............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0            0
 -- Refinancing....................................           0            0               0            0            0            0
 -- Operations.....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                              CPA(R):1
                                                     --------------------------
                                                        1996            1997
                                                     ----------      ----------
Gross Revenues.....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties................     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt.....    (255,438)(6)          --
Write-down of property.............................                         N/A
Less:
 Operating expenses................................     388,484       1,104,473
 Interest expense..................................   1,280,995       1,062,706
 Depreciation......................................     969,570         905,816
Net income (loss) GAAP Basis.......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations................................   1,540,197       2,256,416
 -- from gain (loss) on sale.......................     153,615         630,826
Cash generated from operations(6)..................   2,826,531       2,820,490
Cash proceeds from sales...........................     355,958       1,042,200
Cash generated from refinancing....................           0               0
Cash generated from operations, sales and
 refinancing.......................................   3,182,489       3,862,690
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,417,554       1,977,926
 -- from sales and refinancing.....................                           0
Cash generated (deficiency) after cash
 distribution......................................   1,764,935       1,884,764
Less special items.................................           0               0
Cash generated (deficiency) after cash
 distributions and special items...................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $76.24          111.69
 Capital gain (loss)...............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       70.17           97.91
 -- Return of capital..............................           0               0
Source (on cash basis):
 -- Sales..........................................           0               0
 -- Refinancing....................................           0               0
 -- Operations.....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       82.46%          81.44%

                                   FOOTNOTES

(1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

(2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

(3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

(4) Represents write-down of the 2400 Industrial Lane Property.

(5) Results from the sale of properties net leased to Kobacker Stores, Inc.

(6) Result of refinancing mortgage loan on property leased to the Gap Inc.

(7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

(8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                                     NOTES

(1) CPA(R):1 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $27.66 and April, 1998 -- $18.00.

                               TABLE III (1 OF 3)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):2
                                             ---------------------------------------------------------------------------
                                                1980         1981         1982         1983         1984         1985
                                                ----         ----         ----         ----         ----         ----
Gross Revenues.............................  $1,658,322   $4,092,794   $6,422,836   $9,793,731   $9,895,531   $9,960,370
Profit on sale of properties...............         N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     181,613      291,223      290,558      307,165      346,920      364,373
 Interest expense..........................     197,038      606,089    3,341,880    6,511,201    6,349,960    6,307,664
 Depreciation..............................      14,421      127,460      157,900      154,909      154,909      155,782
Net Income-GAAP Basis......................   1,265,250    3,068,022    2,632,498    2,820,456    3,043,742    3,132,551
Taxable Income (Loss):
 -- from operations........................     630,885    2,003,000       (9,093)  (1,168,795)    (885,102)    (532,969)
 -- from gain on sale......................           0            0            0            0            0            0
 -- from extraordinary charge..............           0            0            0            0            0            0
Cash generated from operations(3)..........   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Cash generated from sales..................           0            0            0            0            0            0
Cash generated from refinancing............           0            0            0            0            0            0
Cash generated from operations, sales and
 refinancing...............................   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Less: Cash distribution to investors:
 -- from operating cash flow(4)............     473,028    2,229,443    2,440,555    2,525,000    2,547,000    2,657,778
 -- from sales and refinancing.............           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Less: Special items........................           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:

  Ordinary income (loss)...................  $    48.95   $    72.11   $     (.33)  $   (42.08)  $   (30.78)  $   (19.19)
  Capital gain (loss)......................           0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................       36.70        80.25        87.86        90.90        91.70        95.68
  -- Return of capital.....................           0            0            0            0            0            0
 Source (on cash basis):
  -- Sales.................................           0            0            0            0            0            0
  -- Refinancing...........................           0            0            0            0            0            0
  -- Operations............................       36.70        80.25        87.86        90.90        91.70        95.68
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................         N/A          N/A          100%         100%         100%         100%

                                                                                CPA(R):2
                                             ------------------------------------------------------------------------------
                                                1986           1987         1988         1989          1990         1991
                                                ----           ----         ----         ----          ----         ----
Gross Revenues.............................  $9,954,236     $9,694,869   $9,754,664   $10,013,889   $9,732,269   $9,756,071
Profit on sale of properties...............     920,577(1)         N/A          N/A           N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................    (894,945)(2)        N/A          N/A           N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     393,350        480,635      489,806       540,777      685,927      691,505
 Interest expense..........................   4,916,744      4,204,623    4,074,729     3,856,045    3,771,706    3,595,406
 Depreciation..............................     314,560        475,162      475,162       479,598      480,393      478,388
Net Income-GAAP Basis......................   4,355,214      4,534,449    4,714,967     5,137,469    4,794,243    4,990,772
Taxable Income (Loss):
 -- from operations........................     260,572      1,604,613    1,997,924     2,600,538    2,461,101    2,874,398
 -- from gain on sale......................   2,035,116(1)           0            0             0            0            0
 -- from extraordinary charge..............    (239,948)(2)          0            0             0            0            0
Cash generated from operations(3)..........   4,325,850      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Cash generated from sales..................   5,441,434(1)           0            0             0            0            0
Cash generated from refinancing............           0              0            0             0            0            0
Cash generated from operations, sales and
 refinancing...............................   9,767,234      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,691,774      3,435,000    3,506,667     3,645,000    3,773,333    3,832,222
 -- from sales and refinancing.............   4,950,000              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Less: Special items........................           0              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $      .73     $    57.77   $    71.93   $     93.62   $    88.60   $   103.48
  Capital gain (loss)......................       73.27              0            0             0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      156.79         123.66       126.24        131.22       135.84       137.96
  -- Return of capital.....................      156.11              0            0             0            0            0
 Source (on cash basis):
  -- Sales.................................      180.00              0            0             0            0            0
  -- Refinancing...........................           0              0            0             0            0            0
  -- Operations............................      132.90         123.66       126.24        131.22       135.84       137.96
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%         93.24%       93.24%        93.24%       93.24%       93.24%

                                                                                 CPA(R):2
                                             --------------------------------------------------------------------------------
                                                1992         1993            1994           1995         1996         1997
                                                ----         ----            ----           ----         ----         ----
Gross Revenues.............................  $9,763,695   $ 6,665,727     $5,161,447     $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties...............         N/A     8,377,679(5)      23,451(7)         N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A      (520,979)(6)        N/A            N/A          N/A          N/A
Write-down of property.....................                  (841,889)(8)   (445,551)(9)
Less:
 Operating expenses........................     983,060       846,569        911,755        718,035      735,018      857,919
 Interest expense..........................   3,337,825     2,142,199      1,593,880      1,351,797      731,843      542,304
 Depreciation..............................     476,279       501,762        501,657        519,891      499,320      519,460
Net Income-GAAP Basis......................   4,966,531    10,190,008      1,732,055      2,596,081    2,624,782    3,000,020
Taxable Income (Loss):
 -- from operations........................   3,574,899     1,924,220      1,368,123      5,114,606    1,967,557    2,683,925
 -- from gain on sale......................           0    21,777,693         40,237              0            0            0
 -- from extraordinary charge..............           0             0              0              0            0            0
Cash generated from operations(3)..........   5,513,940     3,977,769      2,770,535      6,164,009    2,791,872    3,365,082
Cash generated from sales..................           0    15,972,862        124,615              0            0            0
Cash generated from refinancing............           0             0              0              0            0            0
Cash generated from operations, sales and
 refinancing...............................   5,513,940    19,950,631      2,895,150      6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,898,333     2,691,111      1,458,890      1,491,667    2,303,728    2,167,890
 -- from sales and refinancing.............           0    14,300,312              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Less: Special items........................           0             0              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $   128.70   $     69.27     $    49.25     $   184.46   $    70.96   $    96.80
  Capital gain (loss)......................           0        784.00           1.45              0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      140.34        366.84          52.52          53.72        83.09        78.19
  -- Return of capital.....................           0        250.04           0.00              0            0            0
 Source (on cash basis):
  -- Sales.................................           0        520.00              0              0            0            0
  -- Refinancing...........................           0             0              0              0            0            0
  -- Operations............................      140.34         96.88          52.52          53.72        83.09        78.19
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%        61.97%         61.65%         61.65%       61.65%       61.65%

                                   FOOTNOTES

(1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

(3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Results from the sale of properties leased to Heekin Can, Inc.

(6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

(7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

(8) Represents write-down of the Moorestown, N.J. property.

(9) Represents write-down of the Reno, Nevada property.

                                       NOTES

(1) CPA(R):2 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $27.38 and April, 1998 -- $12.94.

                               TABLE III (1 OF 3)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):3
                                          --------------------------------------------------------------------------
                                            1981        1982         1983         1984         1985         1986
                                            ----        ----         ----         ----         ----         ----
Gross Revenues..........................  $173,916   $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............       N/A          N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................       N/A          N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................       N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................    54,011      384,169      369,246      506,660      502,561       496,570
 Interest expense.......................    60,855    4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................         0            0            0            0            0        20,502
Net Income-GAAP Basis...................    59,050    3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable Income (Loss):
 -- from operations.....................  (190,312)    (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................         0            0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........         0            0            0            0            0      (852,511)(2)
Cash generated from operations(3).......    41,249    2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............         0            0            0            0            0     5,302,208(1)
Cash generated from refinancing.........         0            0            0            0            0             0
Cash generated from other...............         0            0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................    41,249    2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........         0    1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........         0            0            0            0            0             0
 -- other...............................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................    41,249      792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........    41,249      792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $ (25.06)  $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................         0            0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................         0        71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................         0            0            0            0            0             0
Source (on cash basis):
 -- Sales...............................         0            0            0            0            0             0
 -- Refinancing.........................         0            0            0            0            0             0
 -- Other...............................         0            0            0            0            0             0
 -- Operations..........................         0        71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       N/A          N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                             ----          ----         ----         ----         ----         ----
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,699,175   $8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A          N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729    1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632    1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272      108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542    4,900,217
Taxable Income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197    5,452,217
 -- from gain on sale...................            0            0            0            0            0            0
 -- from extraordinary charge...........            0            0            0            0            0            0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    5,252,425
Cash generated from sales...............            0            0            0            0            0            0
Cash generated from refinancing.........            0            0            0            0            0            0
Cash generated from other...............            0            0            0            0            0    8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639   13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632    4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0            0
 -- other...............................            0            0            0            0            0    3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Less: Special items.....................            0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $   161.91
 Capital gain...........................            0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08       145.52
  -- Return of capital..................       123.68            0            0            0            0       100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0            0
 -- Refinancing.........................            0            0            0            0            0            0
 -- Other...............................            0            0            0            0            0       100.00(5)
 -- Operations..........................       119.40       113.74       122.68       132.72       138.08       146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%       84.41%

                                                                         CPA(R):3
                                          -----------------------------------------------------------------------
                                             1993            1994           1995           1996           1997
                                             ----            ----           ----           ----           ----
Gross Revenues..........................  $ 7,554,227     $7,391,852     $7,249,265     $5,730,082     $8,104,707
Profit on sale of properties............          N/A            N/A            N/A            N/A            N/A
Extraordinary charges on extinguishment
 of debt................................          N/A            N/A            N/A            N/A            N/A
Write-down of property..................   (1,302,318)(6)   (697,325)(7)   (146,184)(8)        N/A            N/A
Other income............................                                 11,499,187(9)         N/A            N/A
Less:
 Operating expenses.....................    1,441,186      1,719,172      1,173,053      1,031,997      1,227,688
 Interest expense.......................    1,734,434      1,602,175      1,255,047         75,158         17,744
 Depreciation...........................      147,229        158,367        198,590        188,893        215,272
Net Income-GAAP Basis...................    2,929,060      3,214,813     15,975,567      4,434,034      6,644,003
Taxable Income (Loss):
 -- from operations.....................    5,504,655      4,461,854     23,951,874      2,988,189      5,502,953
 -- from gain on sale...................            0              0                       157,910              0
 -- from extraordinary charge...........            0              0              0
Cash generated from operations(3).......    4,387,721      4,647,375     12,917,577      3,906,606      4,587,044
Cash generated from sales...............            0              0      5,435,869(9)   1,853,816(10)          0
Cash generated from refinancing.........            0              0
Cash generated from other...............    2,260,792      2,286,195              0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513      6,933,570     18,353,446      5,760,422      4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531      4,656,367      4,722,367      3,319,280      4,214,958
 -- from sales and refinancing..........            0              0              0              0              0
 -- other...............................            0              0      8,000,000              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982      2,277,203      5,631,079      2,441,142        372,086
Less: Special items.....................            0              0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982      2,277,203      5,361,079      2,441,142        372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47     $   132.50     $   711.33     $    88.74     $   163.42
 Capital gain...........................            0              0              0           4.69              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................        86.98          95.47         376.83          98.57         125.17
  -- Return of capital..................        48.83          41.82              0              0              0
Source (on cash basis):
 -- Sales...............................            0              0              0              0              0
 -- Refinancing.........................            0              0              0              0              0
 -- Other...............................            0              0              0              0              0
 -- Operations..........................       136.80         138.28         140.24          98.57         125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%         84.41%         84.41%         68.83%         68.83%

                                   FOOTNOTES

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                                     NOTES

 (1) CPA(R):3 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $26.38 and April
     1998 -- $25.00.

                              TABLE III (4 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:

 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780

 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592

 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge................         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317      1,243,008       1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge................    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge................            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        105.04           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                                   FOOTNOTES

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.D.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                                     NOTES

 (1) CPA(R):4 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $52.68; April, 1998 -- $24.64 and a liquidating distribution of $120.38.

                              TABLE III (5 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):5
                                          --------------------------------------------------------------------------------
                                            1983        1984         1985         1986            1987            1988
                                          --------   ----------   ----------   -----------     -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025     $14,405,568     $15,061,441

Other...................................       N/A          N/A          N/A           N/A             N/A             N/A

Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A        (457,484)(1)         N/A

Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A             N/A             N/A

Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A             N/A

Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702       1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584       7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987       2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834         165,810         197,354

Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918       2,897,209       4,542,112

Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783      (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0      (1,065,808)              0
 -- from other..........................         0            0            0             0               0               0

Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334       5,622,209       6,571,710

Cash generated from sales...............         0            0            0             0         500,000(1)            0

Cash generated from refinancing.........         0            0            0             0               0               0

Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334       6,122,209       6,571,710

Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771       5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0               0               0

Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Less: special items.....................

Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:

 Ordinary income (loss).................  $   1.38   $    69.43   $    36.09   $      4.61     $    (16.87)    $      6.74
 Capital gain (loss)....................         0            0            0             0          (17.69)              0
 Other..................................         0            0            0             0               0               0

Cash Distributions to Investors:
 Source (on GAAP basis):

 -- Investment income...................         0        85.54        74.31         44.41           48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63           43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0               0               0
 -- Refinancing.........................         0            0            0             0               0               0
 -- Operations..........................         0        85.54        88.42         91.04           91.94           92.80

Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A             N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................       87,421(2)     488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
 Capital gain (loss)....................         1.45              0          (0.04)          14.48               0
 Other..................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,000
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,432        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     14.87      $     26.93      $     28.07      $     24.60
 Capital gain (loss)....................       166.40                0           141.45            48.61
 Other..................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                                   FOOTNOTES

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                                     NOTES

 (1) CPA(R):5 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $20.22 and April -- $16.68 and a liquidating distribution of $46.48.

                               TABLE III (1 OF 3)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,292      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926

 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A            100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................          100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        99.79%             99.79%

                                   FOOTNOTES

(1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

(2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

(3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

(7) Result from the sale of two properties leased to Autozone, Inc.

                                     NOTES

(1) CPA(R):6 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $43.09 and April, 1998 -- $24.40.

                               TABLE III (1 OF 3)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                           CPA(R):7
                                                             --------------------------------------------------------------------
                                                               1986        1987         1988          1989             1990
                                                             --------   ----------   ----------    -----------      -----------
Gross Revenues.............................................  $ 90,399   $4,119,934  $9,066,142    $14,071,843      $13,725,684
Profit (loss) on sale of properties........................       N/A          N/A         N/A            N/A           58,172(1)
Gain on sale of securities.................................       N/A          N/A   1,766,185(3)      48,158(3)        69,544(3)
Extraordinary gain charge..................................
Write-down of property.....................................       N/A          N/A         N/A            N/A         (500,000)(2)
Other......................................................       N/A          N/A         N/A            N/A              N/A
Less:
 Operating expenses........................................    46,413      326,846   1,848,463      5,576,552        6,194,008
 Interest expense..........................................    22,911    1,389,385   3,479,631      4,657,478        4,718,573
 Depreciation..............................................         0      131,567   1,009,247      1,422,116        1,567,896
Net Income-GAAP Basis......................................    21,075    2,272,136   4,494,986      2,463,855          872,923
Taxable Income (Loss):
 -- from operations........................................   (51,877)   1,203,013   1,585,180      1,195,514            3,689
 -- from gain (loss) on sales..............................         0            0   1,766,185(3)      48,158(3)       127,716(1)(3)
 -- other..................................................         0            0           0              0                0
Cash generated from operations.............................  1,550,648   1,115,274   4,136,538      3,745,289        3,153,131
Cash generated from sales..................................         0            0   1,766,185(3)      48,158(3)       245,324
Cash generated from refinancing............................         0            0           0              0                0
Cash generated from other..................................         0            0           0              0                0
Cash generated from operations, sales, refinancing and
 other.....................................................  1,550,648   1,115,274   5,902,723      3,793,447        3,398,455
Less: Cash distribution to investors:
 -- from operating cash flow(6)............................         0    1,363,271   3,902,233      3,940,765        3,992,781
 -- from sales and refinancing.............................         0            0           0              0                0
Cash generated (deficiency) after cash distributions.......  1,550,648    (247,997)  2,000,490       (147,318)        (594,326)
Less: Special items........................................         0            0           0              0                0
Cash generated (deficiency) after cash distributions and
 special items.............................................  1,550,648    (247,997)  2,000,490       (147,318)        (594,326)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)....................................  $  (4.29)  $    24.98  $    32.91    $     24.82      $       .08
 Other.....................................................         0            0           0              0                0
 Capital gain..............................................         0            0       36.67           1.00                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income......................................         0        60.60       81.02          51.16            18.12
 -- Return of capital......................................         0            0           0          30.66            64.78
 Source (on cash basis):
 -- Sales..................................................         0            0           0              0                0
 -- Refinancing............................................         0            0           0              0                0
 -- Operations.............................................         0        60.60       81.02          81.82            82.90
  Amount (in percentage terms) remaining invested in
   program properties at the end of the last year reported
   in the Table (original total acquisition cost of
   properties retained divided by original total
   acquisition cost of all properties in program)..........       N/A          N/A         N/A            100%           99.86%

                                                                                         CPA(R):7
                                                             ----------------------------------------------------------------
                                                                1991             1992             1993               1994
                                                             -----------      -----------      -----------        -----------
Gross Revenues.............................................  $13,648,275      $14,502,032      $12,243,029        $13,840,052
Profit (loss) on sale of properties........................       54,197(4)           N/A         (552,383)(8)      7,814,474(10)
Gain on sale of securities.................................          N/A              N/A              N/A                N/A
Extraordinary gain charge..................................                                        879,433(12)       (511,503)
Write-down of property.....................................          N/A              N/A       (3,303,228)(9)       (641,731)(11)
Other......................................................          N/A         (141,723)(5)      435,106(3)         986,155
Less:
 Operating expenses........................................    6,170,575        6,404,695        4,485,628          4,336,235
 Interest expense..........................................    4,471,097        4,155,956        3,324,398          3,537,640
 Depreciation..............................................    1,607,889        1,616,335        1,647,397          1,619,726
Net Income-GAAP Basis......................................    1,452,911        2,183,323          244,534         11,993,846
Taxable Income (Loss):
 -- from operations........................................      746,150        1,534,247       11,218,042          2,452,425
 -- from gain (loss) on sales..............................       54,197(4)             0        2,093,467         10,460,324
 -- other..................................................            0           51,875(5)       283,740            682,500
Cash generated from operations.............................    3,303,198        4,489,865        4,135,048          5,347,231
Cash generated from sales..................................      183,430(4)             0          283,740         14,662,004
Cash generated from refinancing............................      978,087                0        1,047,890            700,000
Cash generated from other..................................            0           32,313(5)         3,578             38,281
Cash generated from operations, sales, refinancing and
 other.....................................................    4,464,715        4,522,178        5,470,256         20,747,516
Less: Cash distribution to investors:
 -- from operating cash flow(6)............................    3,303,198        3,388,324(7)     2,948,590          3,246,729
 -- from sales and refinancing.............................      503,673                0                0                  0
Cash generated (deficiency) after cash distributions.......      657,844        1,133,854        2,521,666         17,500,787
Less: Special items........................................            0                0                0                  0
Cash generated (deficiency) after cash distributions and
 special items.............................................      657,844        1,133,854        2,521,666         17,500,787
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)....................................  $     15.49      $     31.85      $    232.91        $     50.92
 Other.....................................................            0             1.08             5.89              14.17
 Capital gain..............................................            0                0            43.47             217.18
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income......................................        30.17            45.33             5.08              67.41
 -- Return of capital......................................        53.03            20.86            56.14                  0
 Source (on cash basis):
 -- Sales..................................................            0                0                0                  0
 -- Refinancing............................................        10.46                0                0                  0
 -- Operations.............................................        72.74            66.19            61.22              67.41
  Amount (in percentage terms) remaining invested in
   program properties at the end of the last year reported
   in the Table (original total acquisition cost of
   properties retained divided by original total
   acquisition cost of all properties in program)..........        99.70%           99.70%           97.86%             83.50%

                                                                                 CPA(R):7
                                                             -------------------------------------------------
                                                                1995               1996               1997
                                                             -----------        -----------        -----------
Gross Revenues.............................................  $12,196,252        $12,731,328        $12,706,396
Profit (loss) on sale of properties........................    1,019,362(13)         74,729(17)            N/A
Gain on sale of securities.................................    1,323,858(13)            N/A                N/A
Extraordinary gain charge..................................                              --                N/A
Write-down of property.....................................     (319,685)(14)            --           (139,999)(18)
Other......................................................      111,226(15)       (128,879)(15)      (128,649)(19)
Less:
 Operating expenses........................................    4,986,585          5,181,249          5,921,214
 Interest expense..........................................    2,456,129          1,942,737          1,868,189
 Depreciation..............................................    1,361,952          1,154,088          1,213,286
Net Income-GAAP Basis......................................    5,526,347          4,399,104          3,435,066
Taxable Income (Loss):
 -- from operations........................................    3,451,813          3,856,378          3,268,674
 -- from gain (loss) on sales..............................            0           (188,980)          (144,260)
 -- other..................................................            0                  0                  0
Cash generated from operations.............................    5,089,776          5,499,073          4,682,499
Cash generated from sales..................................    1,546,019(13)        617,867(17)        200,000
Cash generated from refinancing............................                              --                 --
Cash generated from other..................................       31,457(16)         27,761(16)         30,787
Cash generated from operations, sales, refinancing and
 other.....................................................    6,667,252          6,144,701          4,913,286
Less: Cash distribution to investors:
 -- from operating cash flow(6)............................   10,434,626          3,483,017          3,751,664
 -- from sales and refinancing.............................            0                  0                  0
Cash generated (deficiency) after cash distributions.......   (3,767,490)         2,661,684          1,161,622
Less: Special items........................................                               0                  0
Cash generated (deficiency) after cash distributions and
 special items.............................................   (3,767,490)         2,661,684          1,161,622
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)....................................  $     71.77        $     80.18        $     67.95
 Other.....................................................            0                  0              (3.00)
 Capital gain..............................................            0              (4.14)                 0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income......................................       114.82              91.47              71.42
 -- Return of capital......................................       101.98                  0               6.58
 Source (on cash basis):
 -- Sales..................................................                               0                  0
 -- Refinancing............................................                               0                  0
 -- Operations.............................................       216.80              72.42              78.00
  Amount (in percentage terms) remaining invested in
   program properties at the end of the last year reported
   in the Table (original total acquisition cost of
   properties retained divided by original total
   acquisition cost of all properties in program)..........        73.82%             73.16%             73.16%

                                   FOOTNOTES

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                                     NOTES

(1) CPA(R):7 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $5.07 and April, 1998 -- $18.34, and a liquidity distribution of $50.63.

                               TABLE III (1 OF 3)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................       83,736         (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............                                       50,641               0
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                                   FOOTNOTES

(1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

(2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(3) Results from the refinancing of property leased to Detroit Diesel
    Corporation.

(4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

(5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(6) Results from the sale of two properties leased to Furon Company.

(7) Represents equity income for 1997.

                                     NOTES

(1) CPA(R):8 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $10.96 and April, 1998 -- $22.06, and a liquidating distribution of $56.63.

                               TABLE III (1 OF 3)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                          CPA(R):9
                             ------------------------------------------------------------------
                                1989         1990          1991          1992          1993
                             ----------   -----------   -----------   -----------   -----------
Gross Revenues.............. $2,543,943   $10,284,029   $12,514,907   $12,280,669   $12,216,612
Profit on sale of
 properties.................        N/A           N/A         1,731(1)         N/A          N/A
Other.......................        N/A           N/A           N/A           N/A       658,052
Write-down of property......
Extraordinary charge........        N/A           N/A           N/A           N/A           N/A
Less:
 Operating expenses.........    432,917       808,315       887,820     1,308,664       963,533
 Interest expense...........  1,122,585     5,063,322     6,631,202     6,425,597     6,347,577
 Depreciation...............     29,901     1,141,461     1,697,599     1,697,599     1,697,599
 Minority Interest..........        N/A           N/A           N/A           N/A           N/A
Net Income-GAAP Basis.......    958,540     3,270,931     3,300,017     2,848,809     3,865,955
Taxable Income (Loss):
 -- from operations.........    710,320     2,624,917     2,816,278     2,612,003     3,316,011
 -- from gain on sale.......
 -- from other..............          0             0         1,731(1)           0            0
 -- from extraordinary
  charge....................          0             0             0             0             0
Cash generated from
 operations.................  1,784,343     3,895,420     5,662,385     5,211,896     5,906,190
Cash generated from sales...          0             0         1,897             0       522,878
Cash generated from
 refinancing................          0             0             0             0             0
Cash generated from other...          0             0             0             0             0
Cash generated from
 operations, sales,
 refinancing and other......  1,784,343     3,895,420     5,664,282     5,211,896     6,429,068
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    551,330     4,802,863     5,476,956     5,526,795     5,562,850
 -- from sales and
  refinancing...............          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions...  1,233,013      (907,443)      187,326      (314,899)      866,218
Less: Special items.........          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions
 and special items..........  1,233,013      (907,443)      187,326      (314,899)      866,218
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss).... $    12.64   $     39.38   $     42.30   $     39.24   $     49.81
  Capital gain..............
  Other.....................          0             0          0.03(1)           0            0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......      20.12         49.07         49.57         42.79         58.07
  -- Return of capital......          0         22.98         32.65         40.23         25.49
 Source (on cash basis):
  -- Sales..................          0             0             0             0             0
  -- Refinancing............          0             0             0             0             0
  -- Operations.............      20.12         72.05         82.22         83.02         83.56
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        N/A           N/A         99.99%        99.99%        99.99%

                                                     CPA(R):9                                          CPA(R):10
                              -------------------------------------------------------   ---------------------------------------
                                 1994          1995          1996            1997          1990         1991           1992
                              -----------   -----------   -----------     -----------   ----------   -----------    -----------
Gross Revenues..............  $11,612,360   $11,946,610   $12,074,578     $11,986,186   $1,783,676   $11,169,869    $15,889,968
Profit on sale of
 properties.................          N/A           N/A        45,066(11)         N/A          N/A           N/A            N/A
Other.......................      669,020      (535,337)(6)     658,416(9)   687,423(9)        N/A           N/A            N/A
Write-down of property......                                                      N/A
Extraordinary charge........     (480,000)(4)         N/A         N/A             N/A          N/A       (40,818)(2)         N/A
Less:
 Operating expenses.........      949,925       998,762       564,905       1,415,642      393,287     1,358,840      2,241,255
 Interest expense...........    5,726,296     5,525,604     5,360,760       5,121,709      711,223     5,149,717      7,460,861
 Depreciation...............    1,697,599     1,697,599     1,677,253       1,450,319      230,176     1,242,512      1,756,126
 Minority Interest..........          N/A           N/A           N/A               0       72,594       492,191        570,880
Net Income-GAAP Basis.......    3,427,560     3,189,308     5,175,142       4,685,939      376,396     2,885,791      3,860,846
Taxable Income (Loss):
 -- from operations.........    3,030,197     3,805,214     4,431,434       4,410,918      452,075     2,958,235      3,059,213
 -- from gain on sale.......                                  106,024      (1,037,083)
 -- from other..............            0             0             0               0            0             0              0
 -- from extraordinary
  charge....................            0             0             0               0            0       (40,818)(2)           0
Cash generated from
 operations.................    5,807,477     5,921,560     6,162,302       6,568,323      496,208     4,881,135      6,071,495
Cash generated from sales...            0             0       324,126(11)           0            0             0              0
Cash generated from
 refinancing................            0             0             0               0            0             0              0
Cash generated from other...      484,044       463,274(7)     388,329(7)     350,364            0             0              0
Cash generated from
 operations, sales,
 refinancing and other......    6,291,521     6,384,834     6,874,757       6,918,687      496,208     4,881,135      6,071,495
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,589,709     5,616,322     5,643,736       6,779,152            0     4,266,821      5,860,479
 -- from sales and
  refinancing...............            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions...      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Less: Special items.........            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions
 and special items..........      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     45.51   $     57.16   $     66.56     $     66.25   $     9.38   $     40.42    $     42.39
  Capital gain..............                                        0          (15.58)
  Other.....................            0             0             0               0            0          0.00              0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        51.48         47.90         77.73           70.38            0         45.13          53.49
  -- Return of capital......        32.48         36.45          7.04           31.44            0         21.60          27.71
 Source (on cash basis):
  -- Sales..................            0             0             0               0            0             0              0
  -- Refinancing............            0             0             0               0            0             0              0
  -- Operations.............        83.96         84.36         84.77          101.82            0        101.82          81.20
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        99.99%        99.99%        92.90%          92.90%         N/A           N/A            N/A

                                                            CPA(R):10
                              ----------------------------------------------------------------------
                                 1993          1994          1995           1996            1997
                              -----------   -----------   -----------    -----------     -----------
Gross Revenues..............  $16,128,694   $16,386,307   $16,131,750    $15,505,748     $14,665,622
Profit on sale of
 properties.................          N/A     1,177,284(5)         N/A     1,051,823(13)    (362,038)(14)(16)
Other.......................    1,478,086     1,529,736     1,595,406(9)   1,718,797(9)    1,806,760(9)
Write-down of property......                               (7,519,431)(8)  (1,753,139)(12)         N/A
Extraordinary charge........          N/A      (253,902)
Less:
 Operating expenses.........    2,511,268     2,894,710     2,887,021      3,030,780       3,850,490(15)
 Interest expense...........    8,082,223     8,151,222     8,310,440      7,911,209       3,277,006
 Depreciation...............    1,944,589     1,945,769     1,967,631      2,007,557       6,467,266
 Minority Interest..........      587,472       599,839    (1,881,218)       583,283       2,023,890
Net Income-GAAP Basis.......    4,481,228     5,247,885    (1,076,149)     2,990,400         607,472
Taxable Income (Loss):
 -- from operations.........    2,697,330     2,618,952     3,778,032      3,529,835       7,585,200
 -- from gain on sale.......                                                 129,811       6,100,391
 -- from other..............            0       823,905             0                              0
 -- from extraordinary
  charge....................            0             0             0              0               0
Cash generated from
 operations.................    6,284,822     6,311,466     6,263,624      6,656,840       6,481,196
Cash generated from sales...            0             0     5,122,501(10)   7,781,582(13)   1,480,259(14)
Cash generated from
 refinancing................            0             0             0              0               0
Cash generated from other...            0             0             0              0               0
Cash generated from
 operations, sales,
 refinancing and other......    6,284,822     6,311,466    11,386,125     14,438,422       7,961,455
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,916,386     5,950,669     5,975,481      5,981,514       5,294,000
 -- from sales and
  refinancing...............            0             0             0              0               0
Cash generated (deficiency)
 after cash distributions...      368,436       360,797     5,410,644      8,456,908       2,667,455
Less: Special items.........            0             0             0              0               0
Cash generated (deficiency)
 after cash distributions
 and special items..........      368,436       360,797     5,410,644      8,456,908       2,667,455
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     37.37   $     36.29   $     52.35    $     48.98     $     84.65
  Capital gain..............                                                    1.80               0
  Other.....................            0         11.42             0              0               0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        62.09         72.71        (14.93)         41.50           73.46
  -- Return of capital......        19.88          9.74         97.81          41.50               0
 Source (on cash basis):
  -- Sales..................            0             0             0              0               0
  -- Refinancing............            0             0             0              0               0
  -- Operations.............        81.98         82.45         82.88          83.00           73.46
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....          100%        93.93%        93.93%         82.27%          81.45%

                                   FOOTNOTES

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994, 1995 and 1996.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA:10's general partnership interest in Hope Street Connecticut to CPA:9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

                                     NOTES

(1) CPA(R):9 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $18.74 and April, 1998 -- $21.28.

(2) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $17.61 and April, 1998 -- $17.63.

                               TABLE III (1 OF 3)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                            CIP(TM)
                               --------------------------------------------------------------------------------------------------
                                1991        1992        1993         1994          1995            1996              1997
                                ----        ----        ----         ----          ----            ----              ----
Gross Revenues............. $  92,097  $5,306,275  $17,637,235  $25,958,329   $29,238,322     $32,546,638       $34,247,395
Profit (loss) on sale of
  properties...............                                 NA    1,535,763(2)           0         (7,630)(6)      (343,963)(8)(10)
Other......................                          1,478,086    1,613,451     2,800,337(4)    3,633,869(4)(7)   3,109,120(4)
Extraordinary charge.......                                 NA           NA      (401,269)(3)    (275,000)(3)       427,448(9)
Write-down of property.....                                                                    (1,753,455)
Less:
  Operating expenses.......   207,640   1,638,870    3,456,274    4,490,683     5,654,751       6,022,323         7,942,880
  Interest expense.........    22,790   1,338,083    6,652,011   11,027,689    13,512,254      14,241,203        14,202,295
  Depreciation.............     9,799     312,609    1,018,886    1,514,114     2,493,366       2,968,173         3,435,128
  Minority Interest........                                  0      459,583       748,841         766,582           773,317
Net Income (Loss) -- GAAP
  Basis....................  (148,132)  2,016,713    7,990,823   11,615,474     9,228,178      10,146,141        11,086,326
Taxable Income (Loss):
  -- from gain on sale.....                                                                                          81,144
  -- from operations.......  (148,132)  1,880,687    6,450,406    7,806,855     9,638,818      10,048,321        11,157,568
  -- from other............                                  0            0             0         656,796                 0
  -- from extraordinary
     charge................                                  0            0             0               0                 0
Cash generated from
  operations...............    73,399   2,913,159            0   12,086,809    13,008,549      15,346,178        14,953,605
Cash generated from sales..                                  0   12,008,853     5,927,217(5)    2,044,260(6)      1,194,272(8)
Cash generated from
  refinancing..............                                  0      160,000                            --                --
Cash generated from other..                                  0            0     2,003,099(4)      835,243(7)             --
Cash generated from
  operations, sales,
  refinancing and other....    73,399           0   10,717,806   24,255,662    20,938,865      18,225,681        16,147,877
Less: Cash distribution to
  investors:
  -- from operating cash
     flow(1)...............             2,915,819    8,122,156   11,358,858    11,452,669      12,488,221        13,681,539
  -- from sales and
     refinancing...........                                  0            0             0               0                 0
Cash generated (deficiency)
  after cash distributions.    73,399      (2,660)   2,595,650   12,896,804     9,486,196       5,737,460         2,466,338
Less: Special items........                                  0            0             0               0                 0
Cash generated (deficiency)
  after cash distributions
  and special items........    73,399      (2,660)   2,595,650   12,896,804     9,486,196       5,737,460         2,466,338
Tax and Distribution Data
  Per $1000 Invested
    Federal Income Tax
      Results:
  Ordinary income (loss)... $  (84.90) $    29.24  $     52.14  $     55.10   $     68.09     $     63.43       $     64.87
  Capital Gain.............                                                                          4.15               .47
  Other....................                                  0            0             0               0                 0
Cash Distributions to
  Investors:
  Source (on GAAP basis):
  -- Investment income.....                 31.35        64.59        80.17         65.19           64.05             64.46
  -- Return of capital.....                 13.98         1.06            0         15.71           14.79             15.09
  Source (on cash basis):
  -- Sales.................                                  0            0             0               0                 0
  -- Refinancing...........                                  0            0             0               0                 0
  -- Operations............                 45.33        65.65        80.17         80.90           78.84             79.55
Amount (in percentage terms)
  remaining invested in
  program properties at the
  end of the last year
  reported in the Table
  (original total acquisition
  cost of properties retained
  divided by original total
  acquisition cost of all
  properties in program)...       N/A         N/A          N/A          N/A           N/A             N/A               N/A

                                   FOOTNOTES

     (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

     (2) Results from sale of property leased to Data Documents, Inc.

     (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

     (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income
         (loss) and cash distributed.

     (5) Results of Sale of Data Documents property.

     (6) Loss on sale of properties based to Safeway Stores, Incorporated.

     (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

     (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

     (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

    (10) Results include subordinated disposition fees.

                                     NOTES

    (1) CIP(TM) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $20.60; and April, 1998 -- $20.62.

                                   TABLE III (1 OF 3)
                          OPERATING RESULTS OF PRIOR PROGRAMS

                                                                                    CPA12
                                                     --------------------------------------------------------------------
                                                      1993         1994          1995           1996             1997
                                                      ----         ----          ----           ----             ----
Gross Revenues.....................................  $ 2,558     $465,327     $3,993,647     $11,433,627     $ 25,313,419
Profit on sale of properties.......................                                                   --
Extraordinary charges on extinguishment of debt....                                                   --
Other..............................................               554,571      1,322,990(1)    2,042,400(1)     2,086,993(1)
Write-down of property.............................                                                   --
Less:
  Operating expenses...............................    5,211      900,393      1,551,098       2,792,846        5,074,248
  Interest expense.................................               147,256      1,260,189       3,525,774        6,499,865
  Depreciation.....................................                              390,307         947,206        3,022,683
Net Income-GAAP Basis..............................   (2,653)     (27,751)     2,115,043       6,210,201       12,803,616
Taxable Income (Loss):
  -- from operations...............................   (2,653)     390,164      2,375,613       5,670,787       15,389,092
  -- from gain on sale.............................                                                   --            6,900
  -- from extraordinary charge.....................                                                   --
Cash generated from operations(3)..................    2,807      591,308      3,661,087       7,747,104       19,955,591
Cash generated from sales..........................                            1,375,000(1)           --      138,960,203
Cash generated from refinancing....................
Cash generated from other..........................
Cash generated from operations, sales, refinancing
  and other........................................    2,807      591,308      5,036,087       7,747,104      158,915,794
Less: Cash distribution to investors:
  -- from operating cash flow(4)...................                            2,350,687       6,779,669       15,081,819
  -- from sales and refinancing....................                                                   --               --
  -- other.........................................                                                   --               --
Cash generated (deficiency) after cash
  distributions....................................    2,807      591,308      2,685,400         967,435      143,833,975
Less: Special items................................                                                   --
Cash generated (deficiency) after cash
  distributions and special items..................    2,807      591,308      2,685,400         967,435      143,833,975
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
    Ordinary income................................     (.13)       14.36          59.14           54.71            54.44
    Capital gain...................................                                                                   .02
Cash Distributions to Investors:
    Source (on GAAP basis):
    -- Investment income...........................                           $    52.66     $     59.91     $      45.30
    -- Return of capital...........................                                 5.87            5.49             8.06
  Source (on cash basis):
    -- Sales.......................................
    -- Refinancing.................................
    -- Other.......................................
    -- Operations..................................                                58.53           65.40            53.36
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table (original total acquisition
  cost of properties retained divided by original
  total acquisition cost of all properties in
  program).........................................      N/A          N/A            N/A             N/A              N/A

                                    FOOTNOTE

(1) Results of Equity Investments income (loss) and cash distributed.

                                        NOTE

(1) CPA(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $20.23 and April, 1998 -- $20.25.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:1
                                                              ----------
Dollar Amount Raised........................................  20,000,000
Number of Properties Purchased..............................          24
Date of Closing of Offering.................................     9/30/79
Date of First Sale of Property..............................      6/6/89
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................     $547.51
       -- from operations...................................        0.00
     Capital Gain (loss)....................................      $11.34
       -- Other.............................................       $0.00

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment Income...................................      765.68
     -- Return of Capital...................................    1,517.49
  Source (on Cash basis)
     -- Sales...............................................    1,051.80
     -- Refinancing.........................................        0.00
     -- Operations..........................................    1,231.37
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:2
                                                              ----------
Dollar Amount Raised........................................  27,500,000
Number of Properties Purchased..............................          19
Date of Closing of Offering.................................     9/23/80
Date of First Sale of Property..............................     7/15/86
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................   $1,044.25
       -- from operations...................................       $0.00
     Capital Gain (loss)....................................     $858.72
       -- Other.............................................       $0.00

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................    2,069.50
     -- Return of Capital...................................    1,524.35
  Source (on Cash basis)
     -- Sales...............................................    1,818.20
     -- Refinancing.........................................        0.00
     -- Operations..........................................    1,775.65
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:3
                                                              ----------
Dollar Amount Raised........................................  33,000,000
Number of Properties Purchased..............................          17
Date of Closing of Offering.................................     5/13/82
Date of First Sale of Property..............................    10/22/86
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................   $1,844.85
       -- from operations...................................        0.00
     Capital Gain (loss)....................................     $105.88
       -- Other.............................................       $0.00

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................    2,115.01
     -- Return of Capital...................................    1,832.07
  Source (on Cash basis)
     -- Sales...............................................    1,677.00
     -- Refinancing.........................................        0.00
     -- Operations..........................................      100.00
     -- Other...............................................    1,935.48

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:4
                                                              ----------
Dollar Amount Raised........................................  42,784,000
Number of Properties Purchased..............................          12
Date of Closing of Offering.................................     6/16/83
Date of First Sale of Property..............................    10/22/86
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary Income (loss).................................     $678.36
       -- from operations...................................       (0.33)
     Capital Gain (loss)....................................     $109.97
       -- Other.............................................       $0.00

Cash Distributions to Investors
  Source (on GAAP basis)
     -- Investment Income...................................    1,405.10
     -- Return of Capital...................................    1,591.09
  Source (on Cash basis)
     -- Sales...............................................    1,358.60
     -- Refinancing.........................................        0.00
     -- Operations..........................................    1,542.63
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:5
                                                              ----------
Dollar Amount Raised........................................  56,600,000
Number of Properties Purchased..............................          36
Date of Closing of Offering.................................     3/31/84
Date of First Sale of Property..............................    12/31/87
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................     $300.55
       -- from operations...................................        0.00
     Capital Gain (loss)....................................     $354.66
       -- Other.............................................      $43.48

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................      928.11
     -- Return of Capital...................................    1,136.70
  Source (on Cash basis)
     -- Sales...............................................      734.80
     -- Refinancing.........................................        0.00
     -- Operations..........................................    1,330.01
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:6
                                                              ----------
Dollar Amount Raised........................................  47,930,000
Number of Properties Purchased..............................          54
Date of Closing of Offering.................................     2/13/85
Date of First Sale of Property..............................     4/28/95
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................     $649.69
       -- from operations...................................        0.00
     Capital Gain (loss)....................................       $0.00
       -- Other.............................................       $0.54
Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................    1,017.83
     -- Return of Capital...................................    1,509.79
  Source (on Cash basis)
     -- Sales...............................................    1,380.60
     -- Refinancing.........................................        0.00
     -- Operations..........................................    1,147.02
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:7
                                                              ----------
Dollar Amount Raised........................................  45,274,000
Number of Properties Purchased..............................          53
Date of Closing of Offering.................................     9/17/87
Date of First Sale of Property..............................     12/3/93
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary Income (loss).................................     $629.58
       -- from operations...................................        0.00
     Capital Gain (loss)....................................     $291.18
       -- Other.............................................      $21.14

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................      636.60
     -- Return of Capital...................................    1,441.83
  Source (on Cash basis)
     -- Sales...............................................    1,107.80
     -- Refinancing.........................................       10.46
     -- Operations..........................................      941.13
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    SUMMARY

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:8
                                                              ----------
Dollar Amount Raised........................................  67,749,000
Number of Properties Purchased..............................          47
Date of Closing of Offering.................................     6/30/89
Date of First Sale of Property..............................     4/15/94
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary income (loss).................................     $595.28
       -- from operations...................................        0.00
     Capital Gain (loss)....................................       $0.00
       -- Other.............................................      $(0.21)

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment income...................................      692.73
     -- Return of Capital...................................    1,480.42
  Source (on Cash basis)
     -- Sales...............................................    1,391.00
     -- Refinancing.........................................        0.00
     -- Operations..........................................      782.15
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                                                CPA:9
                                                              ----------
Dollar Amount Raised........................................  59,990,000
Number of Properties Purchased..............................          33
Date of Closing of Offering.................................     4/30/91
Date of First Sale of Property..............................      9/5/96
Date of Final Sale of Property(1)...........................    12/31/97

Tax and Distribution Data per $1000 Investment Through
  Federal Income Tax Results:
     Ordinary Income (loss).................................     $418.85
       -- from operations...................................        0.00
     Capital Gain (loss)....................................     $(15.58)
       -- Other.............................................       $0.03

Cash Distributions to Investors
  Source (on Gaap basis)
     -- Investment Income...................................      467.11
     -- Return of Capital...................................    1,281.36
  Source (on Cash basis)
     -- Sales...............................................    1,052.60
     -- Refinancing.........................................        0.00
     -- Operations..........................................      695.89
     -- Other...............................................        0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 1997

    Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1994. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                                                    SELLING PRICE NET OF CLOSING
                                                                                     COSTS AND GAAP ADJUSTMENTS
                                                                                    ----------------------------

                                                                                        CASH
                                                                                      RECEIVED      MORTGAGE
                                                                                       NET OF        BALANCE
                                                                DATE      DATE OF      CLOSING       AT TIME
                          PROPERTY                            ACQUIRED     SALE         COSTS        OF SALE
                          --------                            --------    -------     --------      --------
G.D. Searle and Co.(1)......................................   5/15/80      1/4/94   $   124,615   $         0
Plant City, Florida(2)......................................   3/31/89     4/15/94     1,200,000             0
Jefferson, Georgia(3).......................................   3/31/89      8/5/94       844,778             0
Mid Continental Bottlers, Inc.(4)...........................  12/31/86    10/14/94    13,904,680     3,895,320
Pace Membership Warehouse, Inc.(5)..........................   8/12/86    11/10/94     3,639,563     3,290,437
Pace Membership Warehouse, Inc.(6)..........................  12/23/92    11/10/94     3,466,100     3,500,000
Data Documents, Inc.(7).....................................   3/18/93    11/28/94     7,710,740     7,721,000
Industrial General Corporation(8)...........................   8/30/85    12/30/94         4,062       645,938
Industrial General Corporation(12)..........................   8/30/85     9/14/95       466,961     2,920,401
Liberty Fabrics of New York(13).............................    1/3/84     12/3/95     5,509,000     3,850,000
Genesco, Inc.(14)...........................................    6/2/83     6/30/95     9,477,492     5,722,508
Jupiter, Florida(15)........................................  12/11/86    12/20/95     1,546,020     2,602,883
Leslie Fay Company(16)......................................   4/30/82     1/10/96    14,053,816             0
Helena, Montana(17).........................................    5/1/85     1/19/96     1,741,261     2,866,324
Autozone, Inc.(18)..........................................    5/2/86     1/26/96             0       627,106
Safeway Stores, Inc.(19)....................................  12/19/91     1/26/96     4,649,270             0
                                                                         & 2/15/96
Autozone, Inc.(20)..........................................   8/24/87     2/12/96       431,779             0
Monte Vista, Colorado(21)...................................   1/29/88     2/14/96       186,090             0
Empire of America Credit Corp.(22)..........................   6/28/91     3/15/96     3,583,013     4,442,872
GATX Logistics, Inc.(23)....................................    6/7/86      4/9/96     9,428,270     3,208,526
Best Buy Co. Inc.(24).......................................  10/16/92     5/16/96     1,593,559     1,509,371
Furon Company(25)...........................................   1/29/90      9/9/96       478,626       892,180
Rapid City, South Dakota(26)................................   4/24/85     10/1/96      (290,728)    4,505,000
Kobacker Stores, Inc.(27)...................................   1/17/79    10/17/96       216,451       139,507
Winn-Dixie Stores, Inc.(28).................................  12/28/79     8/11/97     1,042,200             0
Harvest Foods, Inc.(29).....................................   2/21/92      9/3/97     2,388,544             0
                                                                         & 9/30/97
Arley Merchandise Corporation(30)...........................   7/13/84    11/17/97             0     4,754,940
Swiss M-Tex, L.P.(31).......................................   8/26/87    11/26/97       200,000             0
                                                                                     -----------   -----------
                                                                                     $87,596,162   $57,094,313
                                                                                     ===========   ===========


                                                                       SELLING PRICE NET OF CLOSING
                                                                        COSTS AND GAAP ADJUSTMENTS
                                                                ---------------------------------------------
                                                                PURCHASE
                                                                 MONEY     ADJUSTMENTS
                                                                MORTGAGE    RESULTING       TOTAL
                                                                 TAKEN        FROM         PROCEEDS
                                                                BACK BY    APPLICATION     RECEIVED
                          PROPERTY                              PROGRAM      OF GAAP      FROM SALE
                          --------                              --------   -----------    ---------
G.D. Searle and Co.(1)......................................         0          None       $    124,615
Plant City, Florida(2)......................................         0          None          1,200,000
Jefferson, Georgia(3).......................................         0          None            844,778
Mid Continental Bottlers, Inc.(4)...........................         0          None         17,800,000
Pace Membership Warehouse, Inc.(5)..........................         0          None          6,930,000
Pace Membership Warehouse, Inc.(6)..........................         0          None          6,966,100
Data Documents, Inc.(7).....................................         0          None         15,431,740
Industrial General Corporation(8)...........................         0          None            650,000
Industrial General Corporation(12)..........................         0          None          3,387,362
Liberty Fabrics of New York(13).............................         0          None          9,359,000
Genesco, Inc.(14)...........................................         0          None         15,200,000
Jupiter, Florida(15)........................................         0          None          4,148,903
Leslie Fay Company(16)......................................         0          None         14,053,816
Helena, Montana(17).........................................         0          None          4,607,585
Autozone, Inc.(18)..........................................         0          None            627,106
Safeway Stores, Inc.(19)....................................         0          None          4,649,270
Autozone, Inc.(20)..........................................         0          None            431,779
Monte Vista, Colorado(21)...................................         0          None            186,090
Empire of America Credit Corp.(22)..........................         0          None          8,025,885
GATX Logistics, Inc.(23)....................................         0          None         12,636,796
Best Buy Co. Inc.(24).......................................         0          None          3,102,930
Furon Company(25)...........................................         0          None          1,370,806
Rapid City, South Dakota(26)................................         0          None          4,214,272
Kobacker Stores, Inc.(27)...................................         0          None            355,958
Winn-Dixie Stores, Inc.(28).................................         0          None          1,042,200
Harvest Foods, Inc.(29).....................................         0          None          2,388,544
Arley Merchandise Corporation(30)...........................         0          None          4,754,940
Swiss M-Tex, L.P.(31).......................................         0          None            200,000
                                                                                           ------------
                                                                     0            --       $144,690,475
                                                                                           ============

                                                                    COST OF PROPERTIES INCLUDING
                                                                     CLOSING AND SOFT COSTS(11)
                                                              ----------------------------------------
                                                                                             TOTAL
                                                                                          ACQUISITION          EXCESS
                                                                                             COST,          (DEFICIENCY)
                                                                                            CAPITAL         OF OPERATING
                                                               ORIGINAL      ORIGINAL     IMPROVEMENT,     RECEIPTS OVER
                                                                EQUITY       MORTGAGE     CLOSING AND           CASH
                          PROPERTY                            INVESTMENT     FINANCING     SOFT COSTS     EXPENDITURES(9)
                          --------                            ----------     ---------    ------------    ---------------
G.D. Searle and Co.(1)......................................  $   218,038   $         0   $   218,038       $   249,998
Plant City, Florida(2)......................................      934,075     1,370,064     2,304,139           964,989
Jefferson, Georgia(3).......................................      893,466     1,310,496     2,203,962           855,611
Mid Continental Bottlers, Inc.(4)...........................    4,945,126     5,040,000     9,985,126        10,004,008
Pace Membership Warehouse, Inc.(5)..........................    2,433,500     3,400,000     5,833,500         2,485,104
Pace Membership Warehouse, Inc.(6)..........................    3,149,314     3,500,000     6,649,314           439,632
Data Documents, Inc.(7).....................................    5,455,634     8,000,000    13,455,634           941,446
Industrial General Corporation(8)...........................      759,902       777,352     1,537,254         1,143,549
Industrial General Corporation(12)..........................    3,055,324     3,124,940     6,180,264         4,596,363
Liberty Fabrics of New York(13).............................    2,500,000     4,500,000     7,000,000         6,139,226
Genesco, Inc.(14)...........................................    5,102,128     6,600,000    11,702,128        12,865,450
Jupiter, Florida(15)........................................    2,766,322     4,000,000     7,855,572         1,207,991
Leslie Fay Company(16)......................................    4,000,000     5,400,000     9,400,000        17,810,804
Helena, Montana(17).........................................    4,012,908     2,937,500     6,950,408         4,923,483
Autozone, Inc.(18)..........................................      242,508       280,136       522,644           254,234
Safeway Stores, Inc.(19)....................................    5,541,790             0     5,541,790         1,852,277
Autozone, Inc.(20)..........................................      357,050             0       357,050           303,583
Monte Vista, Colorado(21)...................................      259,422       358,869       618,291            96,429
Empire of America Credit Corp.(22)..........................    2,830,000     4,500,000     7,463,792         1,571,108
GATX Logistics, Inc.(23)....................................    8,780,378     3,500,000    12,280,378        16,661,862
Best Buy Co. Inc.(24).......................................      835,000     1,600,000     2,538,839           520,071
Furon Company(25)...........................................      618,777       932,240     1,551,017           416,119
Rapid City, South Dakota(26)................................    3,100,000     6,800,000    10,515,701         3,470,494
Kobacker Stores, Inc.(27)...................................      166,882       211,949       378,831           209,139
Winn-Dixie Stores, Inc.(28).................................    1,101,904             0     1,101,904         1,708,409
Harvest Foods, Inc.(29).....................................    1,026,210     1,593,224     2,619,434           509,403
Arley Merchandise Corporation(30)...........................    2,808,555     5,000,000     7,808,555         3,241,515
Swiss M-Tex, L.P.(31).......................................      215,852       277,524       493,510                --(10)
                                                              -----------   -----------   ------------      -----------
                                                              $68,110,065   $75,014,294   $145,067,075      $95,442,297
                                                              ===========   ===========   ============      ===========

                                   FOOTNOTES

 (1) On May 15, 1980, CPA(R):2 purchased an improved property and net leased it to G.D. Searle and Co. On January 4, 1994 the property was sold for $124,615, net of closing costs representing a loss of $93,423 over the $218,038 cost basis of the property.
 (2) On March 31, 1989 CPA(R):7 and CPA(R):8 purchased six improved properties and net leased them to NV Ryan L.P. with 37.037% and 62.963%, respectively. On April 15, 1994 the Plant City, Florida property was sold for $1,200,000 representing a loss of $1,104,139 over the $2,304,139 cost basis of the property.
 (3) On August 5, 1994 the Jefferson, Georgia property which was formerly leased to NV Ryan L.P. by CPA(R):7 and CPA(R):8 was sold for $844,778, net of closing costs representing a loss of $1,359,184 over the $2,203,962 cost basis of the property.
 (4) On December 31, 1986, CPA(R):7 purchased eight improved properties and net leased them to Mid-Continent Bottlers, Inc. and subsequently transferred the interest in one property to another tenant. On October 14, 1994, the remaining seven properties were sold for $17,800,000 representing a gain of $7,814,874 over the $9,985,126 cost basis of the property.
 (5) On August 12, 1986, CPA(R):5 purchased an improved property which was subsequently leased to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,930,000 net of closing costs representing a gain of $1,096,500 over the $5,833,500 cost basis of the property.
 (6) On December 23, 1992, CPA(R)10 purchased an improved property and net leased it to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,966,100 net of closing costs, representing a gain of $316,786 over the $6,649,314 cost basis of the property.
 (7) On March 18, 1993 CPA(R):10 and CIP(]) purchased five improved properties and net leased them to Data Documents, Inc. with 22.22% and 77.78% interests, respectively. On November 28, 1994, the properties were sold for $15,431,740 net of closing costs representing a gain of $1,976,706 over the $13,455,034 cost basis of the property.
 (8) On August 30, 1985, CPA(R):5 purchased seven improved properties and net leased them to Industrial General Corporation. On December 30, 1994, the Forrest City, Arkansas property was sold for $650,000 net of closing costs, representing a loss of $887,254 over the $1,537,254 cost basis of the property.
 (9) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.
(10) The property sold represented only a portion of the property owned by the partnership and no receipts or expenses have been separately allocated.
(11) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.
(12) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.
(13) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.
(14) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.

(15) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.
(16) On April 30, 1993, CPA(R):3 purchased a warehouse property in Wilkes-Barre, Pennsylvania and leased it to the Leslie Fay Company. On January 10, 1996 CPA(R):3 sold the property recognizing a gain of $4,653,816 over the cost basis of the property. Cash received net of closing cost of $14,303,816, included two lump sum payments of $7,200,000 and $5,000,000 from Leslie Fay in connection with settlement agreement regarding a purchase option which did not ultimately result in the sale of the property to Leslie Fay. A third purchased the property for $1,853,816, net of selling costs.
(17) On May 1, 1985, CPA(R):5 purchased an office building in Helena, Montana and was assigned an existing net lease with IBM Corporation which subsequently reduced its occupancy from 100% to 40% leasable space. CPA(R):5 subsequently leased the remaining space to various other tenants. On January 19, 1996 CPA(R):5 recognized a loss of $2,342,023 over cost basis of the property.
(18) On May 2, 1986 CPA(R):6 purchased property in Dalton, Georgia and Birmingham, Alabama and leased them to Autozone, Inc. On January 26, 1996 and April 26, 1996 the properties were sold for $627,106 net of selling cost. CPA(R):6 recognized gains on sales over the cost basis of the properties of $104,462 in connection with sales.
(19) On December 19, 1991, CPA(R):10 and CIP purchased three supermarkets subject to existing net leases with Safeway Stores, Inc. as tenants-in-common, each with 50% ownership interests. On January 26, 1996 and February 15, 1996 CPA(R):10 and CIP sold the Glendale, Arizona and Escondido, California properties, respectively. CPA(R):10 and CIP recognized a net loss on both sales of $892,250 over the cost basis of the properties.
(20) On August 28, 1987, CPA(R):7 purchased seven improved properties and net leased them to Autozone, Inc. On February 12, 1996 the Denham Spring, Louisiana property and was sold for $431,779 representing a gain of $74,729 over the $357,050 cost basis of the property.
(21) On January 29, 1988 CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. The Yellow Front lease was ultimately terminated and the property was released. On February 14, 1996 the Monte Vista, Colorado property was sold for $186,090, net of closings costs representing a loss of $432,201 over the $618,291 cost basis of the property.
(22) On June 28, 1991, CPA(R):10 purchased an office building occupied by Empire of America Realty Credit Corp. ("Empire") for $7,330,000 of which $4,500,000 was financed by a mortgage loan. On March 15, 1996, CPA(R):10 accepted Empire's purchase offer of $8,500,000 and recognized a net gain on sale of $562,093 over the original cost of the property.
(23) On June 7, 1985, CPA(R):5 purchased a warehouse property in Hodgkins, Illinois which was net leased to General Motors Corporation. In November 1993, the General Motors Corporation lease terminated and CPA(R):5 entered into a new lease with GATX Logistics, Inc. On April 4, 1996, CPA(R):5 recognized a gain on sale of $356,418 over the cost basis of the property.
(24) On October 16, 1992, CPA(R):10 purchased land and a retail store for $2,435,000 subject to an existing net lease with Sports Town, Inc. Best Buy Co., Inc. subsequently assumed the lease. CPA(R):10 obtained a $1,600,000 mortgage loan for this property in September 1993. On May 16, 1996, CPA(R):10 sold the retail store for $3,250,000 and recognized a gain of $564,091 over the original cost basis of the property.
(25) On January 29, 1990 CPA(R):8 and CPA(R):9 purchased nine properties as tenants-in-common and leased them to the Furon Company. On September 9, 1996, two properties were sold in Liverpool, Pennsylvania and the other in Twinsburg, Ohio, CPA 8 and 9 recognized a loss of $189,211 over the cost basis of the two properties.
(26) On April 24, 1985, CPA(R):5 purchased a hotel in Rapid City, South Dakota which it operated as a Holiday Inn. On October 1, 1996, the hotel property and its operations were sold for $4,105,000. CPA(R):5 recognized a loss of $6,301,429 over the cost basis of the property. The mortgage balance at the time of sale of $6,800,000 is presented net of sinking fund reserves of $2,295,000 which were applied as principal payments at the time of sale. The net cash received on sale was $290,728 less than the amount necessary to pay the remaining mortgage principal balance.
(27) On January 17, 1979, CPA(R):1 purchased fifteen properties located in California, Ohio and Indiana and net leased these properties to Kobacker Stores, Inc. On October 17, 1996, Kobacker exercised options under the terms of its leases for properties in Eastlake and Cleveland, Ohio to purchase such properties for stated purchase prices of $165,000 and $200,000, respectively, resulting in a loss of $22,873 over the cost basis of the properties.
(28) On December 28, 1979, CPA:1 purchased a supermarket in Louisville, Kentucky and net leased it to Winn-Dixie Stores, Inc. On August 11, 1997, CPA:1 sold the property and recognized a gain of $607,861.
(29) On February 21, 1992, CPA:10 and CIP purchased as tenants-in-common, each with undivided 50% ownership interests, 13 supermarkets and two office buildings and entered into a master lease with Harvest Foods, Inc. In September 1997, CPA:10 and CIP sold three properties and recognized a gain of $105,131 each.
(30) On July 13, 1984, CPA:5 purchased two properties in Sumter and Columbia, South Carolina and net leased them to Arley Merchandise Corporation ("Arley"). In July 1997, the Arley lease was terminated by the Bankruptcy Court in connection with Arley's voluntary petition of bankruptcy. In May 1997, the lender on the limited recourse mortgage loan collateralized by the Arley properties made a demand for payment for the entire outstanding principal balance of the loan of $4,754,940. The lender initiated a lawsuit for the purpose of foreclosing on the Arley properties, which CPA:5 did not contest. On November 17, 1997, the ownership of the Arley properties was transferred to the lender and the loan obligation was canceled. In connection with the foreclosure, CPA:5 recognized a gain of $956,829 on the difference between liabilities forgiven and assets surrendered.
(31) On August 26, 1987, CPA:7 purchased properties in Travelers Rest and Liberty, South Carolina and net leased them to Swiss M-Tex, L.P. On November 26, 1997, CPA:7 sold the Liberty property for $200,000. In connection with the sale, CPA:7 wrote down the Liberty property to an estimated net realizable value of $200,000 and incurred a charge of $139,999 on the writedown.

                                      A-34